                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Immunex Corporation for the registration of its common stock and to the incorporation by reference therein of our report dated January 21, 2000, except Note 13 as to which the date is February 17, 2000, with respect to the consolidated financial statements and schedule of Immunex Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                    Ernst & Young LLP

Seattle, Washington
August 8, 2000